Exhibit 10.1 Deferred Compensation Master Plan Agreement dated as of April 1, 2004.


                           HEARTLAND COMMUNITY BANK
                        SALARY CONTINUATION AGREEMENT

     THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this first day of April, 2004, by and between HEARTLAND COMMUNITY BANK, a state-chartered commercial bank located in Franklin, Indiana (the "Company") and ___________________ (the "Executive").

                                      PURPOSE

     This Salary Continuation Agreement replaces the Deferred Compensation Agreement entered into on July 1, 2001.

     The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Company will pay the benefits from its general assets.

     The Company and the Executive agree as provided herein.

                                  Article 1
                                 Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the liability accrued by the Company, under Generally Accepted Accounting Principles ("GAAP"), for the Company's obligation to the Executive under this Agreement, by applying Accounting Practices Board opinion 12 ("APB12") as amended by Financial Accounting Standard statement 106 ("FAS106") and the Discount Rate. The Accrual Balance shall be reported by the Plan Administrator to the Executive on an annual basis.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4   "Change  of  Control" shall  result  if,  and  shall be  deemed to have occurred on the date of, a transaction pursuant to which either the Company, or in the event any corporation shall own a majority of the Company's voting securities, then with respect to such corporation (which corporation for purposes of this paragraph shall be deemed to be the Company and whose Board shall be deemed to be the Board of the Company):
(a)   Any person or group (as such terms are used in connection  with Sections
                  13(d)  and  14(d) of the  Exchange  Act) is or  becomes  the
                  "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;
(b)   A  merger,  consolidation,  sale of  assets,  reorganization,  or  proxy contest is consummated and, as a consequence of which, members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

(c)   During  any  period of 24  consecutive  months,  individuals  who at the beginning of such period constitute the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or

(d)   A merger,  consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.


     Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be treated as a person or group within the meaning of Change in Control as defined herein. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Company or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be treated as a person or group within the meaning of Change in Control as defined herein.

1.5  "Change of Control Benefit" means the benefit described in Section 2.4.

1.6   "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.8   "Disability Benefit" means the benefit described in Section 2.3.

1.9 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six percent (6.0%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.10 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or within twelve (12) months following a Change of Control.

1.11  "Early Termination Benefit" means the benefit described in Section 2.2.

1.12 "Early Termination Date" means the month, day and year in which Early Termination occurs.

1.13  "Effective Date" means July 1, 2001.

1.14  "Normal  Retirement  Age"  means  the  Executive's   sixty-fifth  (65th)
      birthday.

1.15  "Normal Retirement Benefit" means the benefit described in Section 2.1.

1.16 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.17  "Plan Administrator"  means the plan administrator  described in Article
      8.

1.18  "Plan Year" means the calendar year.

1.19 "Schedule A" means the benefit description form attached to this Agreement, which is updated by the Plan Administrator on an annual basis. If there is a conflict in any terms or provisions between the Schedule A and this Agreement, the terms and provisions of this Agreement shall prevail.

1.20  "Termination for Cause" has that meaning set forth in Article 5.

1.21 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.22 "Vested Accrual Balance" means the Accrual Balance subject to the following vesting schedule:


         -----------------------------------------------------------
                                                      Vesting
         -----------------------------------------------------------
         -----------------------------------------------------------
              Up to the day before the 2nd              20%
                      Anniversary
         -----------------------------------------------------------
         -----------------------------------------------------------
              Up to the day before the 4th              40%
                      Anniversary
         -----------------------------------------------------------
         -----------------------------------------------------------
              Up to the day before the 6th              60%
                      Anniversary
         -----------------------------------------------------------
         -----------------------------------------------------------
              Up to the day before the 8th              80%
                      Anniversary
         -----------------------------------------------------------
         -----------------------------------------------------------
              From the 8th Anniversary on              100%
         -----------------------------------------------------------

    The vesting shall be based upon the period of time the Participant has been employed with the Company, measured as of the anniversary date of the Participant's commencement of employment with the Company.

    This vesting schedule shall not apply in the event the Participant's employment is Terminated for Cause, as stated in Article 5.

                                  Article 2
                           Benefits During Lifetime

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

      2.1.1 Amount of Benefit. The annual Normal Retirement Benefit under this Section 2.1 is 30% of the Final Salary, as defined as the base annual salary for the preceding 12 month period.

      2.1.2 Payment of Benefit. The Company shall pay the annual Normal Retirement Benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for the Executive's lifetime with a minimum guaranteed number of monthly installments of two-hundred forty (240).

2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

      2.2.1 Amount  of  Benefit.  The Early  Termination  Benefit  under  this
            Section 2.2 is the Vested Accrual Balance as of the end of the month prior to the Early Termination Date.

      2.2.2 Payment of Benefit. The Company shall pay the Early Termination Benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The annual benefit shall be paid to the Executive for the Executive's lifetime with a minimum guaranteed number of monthly installments of two hundred forty (240).

2.3 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

      2.3.1 Amount of Benefit. The Disability Benefit under this Section 2.3 is one hundred percent (100%) of the Accrual Balance as of the end of the month prior to Termination of Employment due to Disability.

      2.3.2 Payment of Benefit. The Company shall pay the Disability Benefit to the Executive in a two hundred forty (240) consecutive equal installments commencing with the earlier of (i) Normal Retirement Age or (ii) the cessation of payments to the Executive under a Company-sponsored long term disability plan. Interest equal to the Discount Rate, compounded monthly, shall be credited on the Accrual Balance until the commencement of payments.

2.4 Change of Control Benefit. Upon a Change of Control, followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, Disability or retirement, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1 Amount of  Benefit.  The Change of Control  Benefit  under this  Section
            2.4 is the vested Accrual Balance as of the end of the month prior to the Termination of Employment.

2.4.2 Payment  of  Benefit.  The  Company  shall  pay the  Change  of  Control
            Benefit determined under Section 2.4.1 to the Executive in equal monthly installments commencing with the first day of the month following Termination of Employment, and continuing for the shortest time frame permissible that would not cause such payments to exceed the limits of Section 280G of the Code.

                                  Article 3
                                Death Benefits

3.1 Death During Active Service. If the Executive dies while in the active service of the Company, no benefit will be paid under this agreement.



3.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under
      Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                  Article 4
                                Beneficiaries

4.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                  Article 5
                             General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company's Board of Directors terminates the Executive's employment for:

(a)   Gross negligence or gross neglect of duties to the Company;

(b)   Commission  of a  felony  or  of a  gross  misdemeanor  involving  moral turpitude;

(c)   Fraud or willful  violation  of any law or  significant  Company  policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Company; or

(d)   Issuance  of an order for  removal  of the  Executive  by the  Company's banking regulators.


5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive's life.

5.3 Commutation. Notwithstanding any provision of this Agreement to the contrary, the Executive or Beneficiary may petition the Plan Administrator in writing for an alternate form of payment of any benefits under this Agreement. The Plan Administrator, in its sole and absolute discretion, may grant such request.

5.4 Competition After Termination of Employment. The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted within a 50-mile radius of any business office of the Company, which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of termination of the Executive's employment or retirement. This restrictive covenant includes but is not limited to the Executive's solicitation of any client of the Company as of the date of termination of the Executive's employment. This section shall not apply following a Change of Control.

                                  Article 6
                         Claims and Review Procedures

6.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

      6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

      6.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      6.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;
            (b) A reference to the specific provisions of the Agreement on which the denial is based;
            (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
            (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and
            (e) For Disability claims only, a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

      6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

      6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

      6.2.3 Considerations  on Review.  In  considering  the review,  the Plan
            Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      6.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      6.2.5 Notice  of  Decision.  The Plan  Administrator  shall  notify  the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;
            (b) A reference to the specific provisions of the Agreement on which the denial is based;
            (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and
            (d) For Disability claims only, a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

6.3 Dispute Resolution. Any claims other than Disability claims arising out of or relating to this Agreement shall be settled by binding arbitration in Franklin, Indiana in accordance with the then prevailing rules and regulations of the American Arbitration Association by a single arbitrator. Any party may initiate arbitration by giving the other party written notice of the commencement of arbitration. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. SS 1-16, and the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction. Each party shall have discovery rights as provided by the Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within ninety (90) days of the initiation of arbitration. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section 11 shall not be a basis for challenging the award. The parties waive any claim to any damages in the nature of punitive, exemplary or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages, and the arbitrator is specifically divested of any power to award damages in the nature of punitive, exemplary or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages. Each party shall bear its own costs in connection with the arbitration and shall share equally the fees and expenses of the arbitrator. Each party agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in a court of competent jurisdiction (either state or federal) in Indiana and hereby submits to personal jurisdiction of such courts and irrevocably waives any objection as to venue in such courts, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum

                                  Article 7
                          Amendments and Termination

7.1 Generally. This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

7.2   Exceptions.   Notwithstanding   Section  7.1,  the  Company's  Board  of
      Directors may terminate the Agreement at any time if either:

7.2.1 The  Company's  Board of Directors  determines  that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement; or

7.2.2 Pursuant to legislative,  judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt; (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits); or (iii) violate any law or regulation.

7.3 In the event of any termination under Section 7.2, the Executive shall be one hundred percent (100%) vested in the Accrual Balance. The Accrual Balance shall be paid to the Executive in seventy-two (72) consecutive equal installments commencing with the first day of the month following such termination.

                                  Article 8
                         Administration of Agreement

8.1   Plan  Administrator  Duties.  This Agreement  shall be administered by a
      Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

                                  Article 9
                                Miscellaneous

9.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4 Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Indiana, except to the extent preempted by the laws of the United States of America.

9.6 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                        Heartland Community Bank
                        ----------------------------
                        ----------------------------
                        420 North Morton Street
                        ----------------------------
                        ----------------------------
                        Franklin, Indiana 46131
                        ----------------------------

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

      IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

COMPANY:                                     EXECUTIVE:

Heartland Community Bank

By  _________________________________


Title  _______________________________    Name__________________________________


I designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:    _________________________________________________________________

_____________________________________________________________________________

Contingent: _________________________________________________________________

_____________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:             ______________________________

Signature:        _______________________________     Date: _______



Received by the Plan Administrator this ________ day of ___________________, 200_.

By:    _________________________________

Title: _________________________________